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Exhibit 10.2.2

Amendment No. 1 to Crocs, Inc. 2005 Equity Incentive Plan

        The Crocs, Inc. (the "Company") 2005 Equity Incentive Plan (the "Plan") is hereby amended as set forth below. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

        1.     Section 3(a) of the Plan be, and it hereby is, amended to read in its entirety as follows:

  "(a) The maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 30,000. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares. The maximum number of shares of Common Stock that may be issued pursuant to Stock Options intended to be Incentive Stock Options shall be 30,000 shares."

        2.     The last sentence of Section 7(b)(i) of the Plan be, and it hereby is amended to read in its entirety as follows:

  "No more than 30,000 shares of Common Stock may be subject to Qualified Performance Based Awards granted to any Eligible Individual in any fiscal year of the Company."

        Except as set forth above, the Plan shall remain unchanged and in full force and effect.

Certification

        The foregoing amendments to the Crocs, Inc. 2005 Equity Incentive Plan were duly adopted by the Board of Directors of the Company at a special meeting held on January 10, 2006.

/s/ ERIK REBICH Erik Rebich, Secretary

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Amendment No. 1 to Crocs, Inc. 2005 Equity Incentive Plan